                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsors and Trustee of Municipal Investment Trust Fund, Intermediate Term Series 412, Defined Asset Funds:



We consent to the use in this Registration Statement No. 333-31862 of our report dated June 29, 2000 relating to the Statement of Condition of Municipal Investment Trust Fund, Intermediate Term Series 412, Defined Asset Funds, and to the reference to us under the heading "How the Fund Works--Auditors" in the Prospectus which is a part of this Registration Statement.



DELOITTE & TOUCHE LLP
New York, NY
June 29, 2000